[LOGO](R)    ---------------------------------------------------------------
SYNOVUS(R)                        NEWS RELEASE
              ---------------------------------------------------------------


For Immediate Release

Contact: Patrick A. Reynolds
         Director of Investor Relations
        (706) 649-4973

       Synovus Reports 14% Increase in Net Income for Second Quarter 2002

       Net Interest Income, Expense Control, and TSYS Drive Profitability

         Columbus, Ga., July 17, 2002 -- Synovus' second-quarter earnings grew 14% over second quarter 2001 to $85.9 million, or $.29 per share, the highest of any quarter in the Company's history Synovus Chairman and CEO James H. Blanchard announced today.

         "We are very pleased to report excellent second quarter results," said Blanchard. "Our net interest income increased by 14% over the second quarter last year, due to outstanding loan growth of 14% over last year, coupled with continued strong credit quality, and net interest margin of 4.71%, up from 4.61% last year. TSYS increased net income by 13% over last year. Throughout the Synovus family of companies, our commitment to controlling our expenses contributed to our excellent results in the quarter."

         Return on assets for the quarter was 2.05% and return on equity was 19.40%, as compared to 2.00% and 19.96%, respectively, for the second quarter 2001. Shareholders' equity at June 30, 2002, was $1.814 billion, which represented a very strong 10.48% of quarter-end assets. Total assets ended the quarter at $17.3 billion, an increase of 10.6% from the same period last year.

         Asset quality remained strong during the second quarter. Reflecting the emphasis on high credit quality and credit management, the ratio of nonperforming assets to loans and other real estate was 0.57%, the allowance for loan losses was 1.37% of loans, and net charge-offs were 0.44% of average loans for the second quarter. The allowance for loan losses provides coverage of 336% of nonperforming loans and the provision for loan losses covered net charge-offs by 1.38x for the quarter.

Synovus Financial Services' (formerly banking operations) net income increased 14% over last year. Return on assets for the quarter was 1.52% and return on equity was 18.6%, compared to 1.48% and 18.74%, respectively, in the second quarter of 2001. Financial Services' non-interest income was down 7% as compared to the second quarter last year, due primarily to an $8.4 million impairment loss in a private equity investment. Without this write-down, Financial Services' non-interest income increased 7%, with increases in service charges on deposits of 9%, and credit card fees of 9% over the same period last year. Financial Management Services and insurance (formerly wealth management) revenues increased 14% over the second quarter last year, with trust up 14%, brokerage up 10%, financial planning/asset management (which includes Creative Financial Group and GLOBALT) up 8%, and insurance up 42%. Financial Services' non-interest income as a percentage of Financial Services' revenues -- excluding securities gains/losses and the impairment loss-- was 27% in the quarter.


                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

         Synovus Reports 14% Increase in Net Income for Second Quarter/p. 2

         TSYS reported net income of $29.3 million for the second quarter 2002, a 13.0% increase in net income over the same period last year. Diluted earnings per share for the quarter increased to $0.15, up from $0.13 last year. TSYS' second quarter achievements included:
         * Deploying TSYS ProphIT, a new workflow management system, for Charming Shoppes, a leading U.S. women's apparel retailer.
         * Executing a Letter of Intent for a three-year, 500,000 account pilot program for U.K.-based Barclaycard, one of Europe's leading credit card issuers.
With TSYS' contribution, Synovus' total non-interest income -- excluding securities gains/losses and reimbursable items at TSYS -- was 58.5% of revenues for the quarter.

         Blanchard concluded, "Our vision is for Synovus to be the finest financial services company in the world. Although the world's and our own economic perspective has changed significantly, we were able to achieve our earnings per share goal in 2001; and our corporate goal to achieve at least 15% earnings per share growth in 2002, and to be in the 15-18% range of earnings growth for 2003, remains intact. We believe that our current strategies, team members, technological advantages, and our strong balance sheet will position us well to achieve this level of earnings growth."

         Synovus will host an earnings highlights conference call at 4:30 pm ET, on July 17, 2002. The conference call can be accessed at www.synovus.com. Please log on 5-10 minutes ahead of the call time.

         Synovus (NYSE: "SNV") is a diverse financial services holding company with more than $17.3 billion in assets based in Columbus, Ga. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 38 affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina and Florida; and electronic payment processing through an 81.1-percent stake in TSYS (NYSE: "TSS"), the world's largest third-party processor of international payments. Synovus is No. 5 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2002. See Synovus on the Web at www.synovus.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' expected growth in earnings per share and the assumptions underlying such statements, including, with respect to Synovus' expected increases in earnings per share; expected increases in banking services' net income and loan growth; expected annual increases in Financial Management Services and insurance revenues; expected annual increases in net income of TSYS; and expected annual increases in Financial Services' expenses. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, Synovus' inability to achieve its net income goals for banking services; Synovus' inability to increase its revenues derived from Financial Management Services and insurance; TSYS' inability to achieve its net income goals for the years 2002 through 2003 (whether arising out of TSYS' inability to successfully bring new products and services to market, including, but not limited to, stored value and e-commerce products; and other processing services, adverse developments with respect to TSYS' sub-prime clients, TSYS' inability to control expenses, or otherwise); competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development of competitive new products and services and the acceptance of such by customers; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; and the effects of changes in government policy and regulations, including restrictions and/or limitations


                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

          Synovus Reports 14% Increase in Net Income for Second Quarter /p. 3

arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.


                                       ###






                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

 Synovus

  INCOME STATEMENT                                                          Six Months Ended
  (Amounts in thousands, except per share data)                                 June 30,
                                                          -----------------------------------------------
                                                              2002               2001          Change
                                                          -----------------------------------------------
  Interest Income (Taxable Equivalent)                    $      520,292            584,172       (10.9)%
  Interest Expense                                               168,792            280,346       (39.8)
                                                          -----------------  ----------------  ----------
  Net Interest Income (Taxable Equivalent)                       351,500            303,826        15.7
  Tax Equivalent Adjustment                                        3,542              3,525         0.5
                                                          -----------------  ----------------  ----------
  Net Interest Income                                            347,958            300,301        15.9
  Provision for Loan Losses                                       33,087             24,157        37.0
                                                          -----------------  ----------------  ----------
  Net Interest Income After Provision                            314,871            276,144        14.0
                                                          -----------------  ----------------  ----------
  Non-Interest Income:
      Data Processing                                            330,535            308,640         7.1
      Service Charges on Deposits                                 45,231             41,205         9.8
      Fees For Trust Services                                     14,644             12,578        16.4
      Brokerage Revenue                                            9,233              8,485         8.8
      Mortgage Banking Income                                     17,193             18,666        (7.9)
      Credit Card Fees                                            10,599              9,753         8.7
      Securities Gains (Losses)                                    1,889                846       123.3
      Other Fee Income                                             9,538              8,477        12.5
      Other Non-Interest Income                                   41,206             45,969       (10.4)
                                                          -----------------  ----------------  ----------
  Non-Interest Income before Reimbursable Items
    and Impairment Loss on Private Equity Investment             480,068            454,619         5.6
      Reimbursable Items                                         117,022            122,122        (4.2)
      Impairment Loss on Private Equity Investment                (8,355)                --         N/A
                                                          -----------------  ----------------  ----------
  Total Non-Interest Income                                      588,735            576,741         2.1
                                                          -----------------  ----------------  ----------
  Non-Interest Expense:
     Personnel Expense                                           281,630            271,709         3.7
     Occupancy & Equipment Expense                               119,506            117,815         1.4
     Other Non-Interest Expense                                  112,062             99,556        12.6
                                                          -----------------  ----------------  ----------
  Non-Interest Expense before Reimbursable Items                 513,198            489,080         4.9
      Reimbursable Items                                         117,022            122,122        (4.2)
                                                          -----------------  ----------------  ----------
  Total Non-Interest Expense                                     630,220            611,202         3.1
                                                          -----------------  ----------------  ----------
  Minority Interest in Consolidated Subsidiaries                  10,713              9,232        16.0
  Income Before Taxes                                            262,673            232,451        13.0
  Income Tax Expense                                              94,026             84,951        10.7
                                                          -----------------  ----------------  ----------
  Net Income                                                     168,647            147,500        14.3
                                                          =================  ================  ==========


  Basic Earnings Per Share                                          0.57               0.51        11.9
  Diluted Earnings Per Share                                        0.56               0.50        12.3
  Dividends Declared Per Share                                      0.30               0.26        15.7

  Return on Assets                                                  2.04 %             1.98           6 bp
  Return on Equity                                                 19.46              20.02         (56)
  Average Shares Outstanding - Basic                             295,280            289,018         2.2 %
  Average Shares Outstanding - Diluted                           300,033            294,741         1.8


  bp - change is measured as difference in basis points.

 On January 1, 2002, Synovus adopted the provisions of the Financial Accounting Standards Board Staff Announcement Topic D-103, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred." The Announcement requires that reimbursements received for out-of-pocket expenses be characterized as revenue. These items are reflected as "reimbursable items" on the accompanying income statements. All prior periods presented have been restated to conform with the new presentation.


Synovus

  INCOME STATEMENT
  (Amounts in thousands, except per share data)              2002                              2001                     2nd Quarter
                                                  ------------------------------------------------------------------   -------------
                                                      Second         First        Fourth    Third          Second      '02 vs. '01
                                                     Quarter        Quarter      Quarter   Quarter        Quarter          Change
                                                  ------------------------------------------------------------------   -------------
 Interest Income (Taxable Equivalent)           $       260,448        259,844      271,378   282,587        289,867        (10.1)%
  Interest Expense                                       83,336         85,456       98,716   122,035        134,146        (37.9)
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Net Interest Income (Taxable Equivalent)              177,112        174,388      172,662   160,552        155,721         13.7
  Tax Equivalent Adjustment                               1,771          1,771        1,890     1,834          1,833         (3.4)
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Net Interest Income                                   175,341        172,617      170,772   158,718        153,888         13.9
  Provision for Loan Losses                              19,978         13,109       16,717    10,799         13,170         51.7
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Net Interest Income After Provision                   155,363        159,508      154,055   147,919        140,718         10.4
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Non-Interest Income:
      Data Processing                                   170,469        160,066      166,866   161,892        159,299          7.0
      Service Charges on Deposits                        23,059         22,172       24,182    21,152         21,168          8.9
      Fees For Trust Services                             7,728          6,916        7,294     6,637          6,788         13.9
      Brokerage Revenue                                   4,589          4,644        4,020     3,858          4,159         10.4
      Mortgage Banking Income                             8,454          8,739       10,668     8,938         10,197        (17.1)
      Credit Card Fees                                    5,803          4,796        5,878     5,553          5,341          8.7
      Securities Gains (Losses)                             960            929          539       337            428        124.2
      Other Fee Income                                    4,792          4,746        4,613     4,109          4,140         15.7
      Other Non-Interest Income                          21,906         19,300       23,491    16,883         20,080          9.1
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Non-Interest Income before Reimbursable Items
    and Impairment Loss on Private Equity Investment    247,760        232,308      247,551   229,359        231,600          7.0
      Reimbursable Items                                 60,032         56,990       55,450    54,993         59,560          0.8
      Impairment Loss on Private Equity Investment       (8,355)            --           --        --             --          N/A
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Total Non-Interest Income                             299,437        289,298      303,001   284,352        291,160          2.8
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Non-Interest Expense:
     Personnel Expense                                  139,559        142,071      152,920   141,455        137,441          1.5
     Occupancy & Equipment Expense                       58,437         61,069       59,749    58,088         60,541         (3.5)
     Other Non-Interest Expense                          57,676         54,386       49,592    48,911         49,923         15.5
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Non-Interest Expense before Reimbursable Items        255,672        257,526      262,261   248,454        247,905          3.1
      Reimbursable Items                                 60,032         56,990       55,450    54,993         59,560          0.8
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Total Non-Interest Expense                            315,704        314,516      317,711   303,447        307,465          2.7
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Minority Interest in Consolidated Subsidiaries          5,625          5,088        5,651     4,976          5,027         11.9
  Income Before Taxes                                   133,471        129,202      133,694   123,848        119,386         11.8
  Income Tax Expense                                     47,576         46,450       48,483    44,943         43,771          8.7
                                                  -------------  -------------   ----------  ----------    ---------   -------------
  Net Income                                             85,895         82,752       85,211    78,905         75,615         13.6
                                                  =============  =============   ==========  ==========    =========   =============

  Basic Earnings Per Share                                 0.29           0.28         0.29      0.27           0.26         11.6
  Diluted Earnings Per Share                               0.29           0.28         0.29      0.27           0.26         12.0
  Dividends Declared Per Share                             0.15           0.15         0.13      0.13           0.13         15.7

  Return on Assets                                         2.05 %         2.03         2.11      2.02           2.00            5 bp
  Return on Equity                                        19.40          19.52        20.51     19.93          19.96          (56)
  Average Shares Outstanding - Basic                    295,629        294,927      292,271   290,868        290,315          1.8 %
  Average Shares Outstanding - Diluted                  300,282        300,158      296,556   297,357        296,218          1.4


  bp - change is measured as difference in basis points.

 On January 1, 2002, Synovus adopted the provisions of the Financial Accounting Standards Board Staff Announcement Topic D-103, "Income Statement Characterization of Reimbursements Received for `Out-of-Pocket' Expenses Incurred." The Announcement requires that reimbursements received for out-of-pocket expenses be characterized as revenue. These items are reflected as "reimbursable items" on the accompanying income statements. All prior periods presented have been restated to conform with the new presentation.

 Synovus

  SELECTED BALANCE SHEET DATA
  (Amounts in thousands, except per share data)           2002                             2001                     2nd Quarter
                                                 --------------------------------------------------------------   -------------
                                                 Second        First        Fourth        Third      Second       '02 vs. '01
                                                 Quarter      Quarter       Quarter      Quarter     Quarter          Change
                                                 --------------------------------------------------------------   -------------
  Total Assets                                   $17,315,782   16,725,734    16,654,891   15,778,199  15,651,269         10.6 %
  Investment Securities                            2,094,544    2,076,461     2,088,287    2,087,135   2,065,125          1.4
  Loans (net of unearned income)                  13,201,121   12,698,763    12,417,917   11,852,572  11,604,690         13.8
  Total Deposits                                  12,941,487   12,451,008    12,146,198   11,525,774  11,561,515         11.9
      Demand Deposits                              2,067,367    1,918,674     1,984,524    1,750,644   1,822,591         13.4
      Certificates of Deposit                      5,320,555    5,177,699     5,183,225    5,200,227   5,238,816          1.6
      Savings Accounts                               454,375      447,737       420,311      422,393     420,520          8.1
      NOW Accounts                                 1,965,599    1,974,827     1,916,259    1,677,840   1,717,637         14.4
      Money Market                                 3,133,591    2,932,071     2,641,879    2,474,670   2,361,951         32.7

  Shareholders'  Equity                            1,814,199    1,728,095     1,694,946    1,618,271   1,550,559         17.0

  Book Value Per Share                                  6.12         5.85          5.75         5.56        5.34         14.6
  Equity to Assets                                     10.48        10.33         10.18        10.26        9.91           57 bp
  Loan to Deposit Ratio                               102.01       101.99        102.24       102.84      100.37          164
  Demand Deposits / Total Deposits                     15.97        15.41         16.34        15.19       15.76           21
  Common Shares Outstanding                          296,396      295,252       294,674      291,057     290,615          2.0 %

  CREDIT QUALITY DATA
  (Dollars in thousands)                                  2002                              2001                    2nd Quarter
                                                  --------------------------------------------------------------   -------------
                                                  Second        First        Fourth        Third      Second       '02 vs. '01
                                                  Quarter      Quarter       Quarter      Quarter     Quarter        Change
                                                  --------------------------------------------------------------   -------------
  Nonperforming  Loans                            $   53,679       55,791        51,585       49,197      40,168         33.6 %
  Other Real Estate                                   21,615       17,970        15,867       14,720      16,458         31.3
  Nonperforming  Assets                               75,294       73,761        67,452       63,917      56,626         33.0
  Allowance for Loan Losses                          180,321      174,774       170,769      162,117     159,600         13.0

  Net Charge-Offs  -  Quarter                         14,431        9,104        12,023        8,280       7,486         92.8
  Net Charge-Offs  -  YTD                             23,535        9,104        34,988       22,965      14,684         60.3
  Net Charge-Offs / Average Loans  -  Quarter           0.44         0.29          0.39         0.28        0.26
  Net Charge-Offs / Average Loans  -  YTD               0.37         0.29          0.30         0.27        0.26

  Nonperforming Loans / Loans & ORE                     0.41         0.44          0.42         0.42        0.35
  Nonperforming Assets / Loans & ORE                    0.57         0.58          0.54         0.54        0.49
  Allowance / Loans                                     1.37         1.38          1.38         1.37        1.38

  Allowance / Nonperforming Loans                     335.92       313.27        331.04       329.52      397.33
  Allowance / Nonperforming Assets                    239.49       236.95        253.17       253.64      281.85

  bp - change is measured as difference in basis points.

Synovus
AVERAGE BALANCES AND YIELDS/RATES
 (Amounts in thousands)

                                                               2002                                    2001
                                             --------------------------------------------------------------------------------------
                                                    Second              First           Fourth          Third           Second
                                                   Quarter             Quarter         Quarter         Quarter         Quarter
                                             --------------------------------------------------------------------------------------
 Interest Earning Assets
 -----------------------

 Investment Securities                       $       2,045,096           2,038,865       2,025,366       2,011,548       2,023,000
     Yield                                                6.08 %              6.08            6.19            6.34            6.38

 Loans, Net                                  $      12,804,139          12,401,910      11,967,899      11,498,072      11,183,502
     Yield                                                7.08 %              7.31            7.79            8.50            9.05

 Mortgage Loans Held for Sale                $         164,313             276,682         262,476         181,372         204,998
     Yield                                                6.92 %              6.65            6.78            7.34            7.36

 Federal Funds Sold                          $          62,129              61,136          40,360         110,100         105,411
     Yield                                                2.49 %              2.40            3.73            3.80            4.61

 Time Deposits with Banks                    $           3,859               3,328           3,561           4,087           6,234
     Yield                                                1.37 %              1.65            2.29            3.62            5.40

------------------------------------------------------------------------------------------------------------------------------------
 Total Interest Earning Assets               $      15,079,536          14,781,921      14,299,662      13,805,179      13,523,145
     Yield                                                6.92 %              7.11            7.54            8.13            8.59
------------------------------------------------------------------------------------------------------------------------------------

 Interest Bearing Liabilities
-----------------------------

 Time Deposits Over $100,000                 $       2,833,173           2,569,115       2,596,808       2,583,032       2,651,781
     Rate                                                 3.52 %              3.89            4.51            5.28            5.86

 Time Deposits Under $100,000                $       2,394,123           2,439,460       2,526,555       2,602,377       2,653,134
     Rate                                                 3.59 %              4.07            4.78            5.48            5.94

 Other Interest Bearing Deposits             $       5,389,194           5,215,169       4,777,271       4,459,166       4,310,544
     Rate                                                 1.37 %              1.32            1.56            2.44            2.88

 Federal Funds Purchased                     $       1,019,305           1,290,957       1,334,622       1,207,804       1,084,710
     Rate                                                 1.71 %              1.70            2.00            3.48            4.23

 Other Short-Term Borrowings                 $           5,136               9,428           8,707          20,228           6,530
     Rate                                                 1.50 %              1.38            2.16            3.24            3.97

 Other Borrowings                            $       1,136,670           1,082,675         963,619         923,290         884,027
     Rate                                                 5.02 %              5.19            5.38            5.74            6.14

------------------------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing Liabilities          $      12,777,601          12,606,804      12,207,582      11,795,897      11,590,726
     Rate                                                 2.61 %              2.74            3.20            4.10            4.63
------------------------------------------------------------------------------------------------------------------------------------

 Non-Interest Bearing Demand Deposits        $       1,955,444           1,826,432       1,755,795       1,693,111       1,691,382
 Shareholders' Equity                        $       1,776,173           1,719,380       1,647,933       1,570,921       1,519,296
 Total Assets                                $      16,823,662          16,522,858      16,021,119      15,472,034      15,191,121

------------------------------------------------------------------------------------------------------------------------------------
 Spread                                                   4.31 %              4.37            4.33            4.03            3.96
 Net Interest Margin                                      4.71 %              4.77            4.80            4.62            4.61
------------------------------------------------------------------------------------------------------------------------------------